As filed with the Securities and Exchange Commission on July 26, 2021

UNITED STATES
SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brookfield Property Preferred L.P.**

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent for Service)

** See Table of Additional Registrants below.

Copies to:

Mile T. Kurta, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Class A Cumulative Redeemable Preferred Units, Series 1 (and the subordinate guarantees related thereto)	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255512, 333-255512-01, 333-255512-02, 333-255512-03, 333-255512-04, 333-255512-05, 333-255512-06, 333-255512-07, 333-255512-08, 333-255512-09 and 333-255512-10

Securities to be registered pursuant to Section 12(g) of the Act: None

** TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co- Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer ID Number	Address and Telephone Number of Principal Executive Offices	Name, Address and Telephone Number of Agent for Service
Brookfield Property Partners L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
Brookfield Property L.P.	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
Brookfield BPY Holdings Inc.	Ontario, Canada	N/A	181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
Brookfield BPY Retail Holdings II Inc.	Ontario, Canada	N/A	181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings II Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000

BPY Bermuda Holdings IV Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings V Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000
BPY Bermuda Holdings VI Limited	Bermuda	N/A	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309	Brookfield Property Group LLC 250 Vesey Street, 15th Floor New York, New York 10281 (212) 417-7000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the terms of (i) the 6.25% Class A Cumulative Redeemable Preferred Units, Series 1 (the “Preferred Units”) of Brookfield Property Preferred L.P. (the “Issuer”) and (ii) the related subordinate guarantee thereof (the “Subsidiary Guarantee”) by Brookfield Property Partners L.P. (“BPY”), Brookfield Property L.P. (“Property Partnership”), Brookfield BPY Holdings Inc. (“CanHoldco”), Brookfield BPY Retail Holdings II Inc. (“CanHoldco 2”), BPY Bermuda Holdings Limited (“Bermuda Holdco”), BPY Bermuda Holdings II Limited (“Bermuda Holdco 2”), BPY Bermuda Holdings IV Limited (“Bermuda Holdco 4”), BPY Bermuda Holdings V Limited (“Bermuda Holdco 5”), and BPY Bermuda Holdings VI Limited (“Bermuda Holdco 6,” and together with BPY, Property Partnership, CanHoldco, CanHoldco 2, Bermuda Holdco, Bermuda Holdco 2, Bermuda Holdco 4, Bermuda Holdco 5 and Bermuda Holdco 6, the “Subsidiary Guarantors”) is contained in a circular/prospectus dated June 8, 2021 (the “circular/prospectus”), filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, constituting part of the registration statement on Form F-4 (File Nos. 333-255512, 333-255512-01, 333-255512-02, 333-255512-03, 333-255512-04, 333-255512-05, 333-255512-06, 333-255512-07, 333-255512-08, 333-255512-09 and 333-255512-10) (the “Registration Statement”) of Brookfield Asset Management Inc., the Issuer and the Subsidiary Guarantors relating to the Preferred Units and the Subsidiary Guarantee. The description of the Preferred Units and the Subsidiary Guarantee contained in the circular/prospectus under the heading “Information Concerning New LP, the New LP Preferred Units and the Guarantors” is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

4.1	Limited Partnership Agreement, dated April 13, 2021, of Brookfield Property Preferred L.P. (filed as Exhibit 3.4 to the Registration Statement on May 27, 2021)

4.2	First Amendment, dated July 26, 2021, to the Limited Partnership Agreement of Brookfield Property Preferred L.P. (filed as Exhibit 99.1 to Brookfield Property Partners L.P.’s Form 6-K on July 26, 2021)

4.3	Subordinate Guarantee, dated July 26, 2021, in favor of Brookfield Property Preferred L.P. by Brookfield Property Partners L.P., Brookfield Property L.P., Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited (filed as Exhibit 99.2 to Brookfield Property Partners L.P.’s Form 6-K on July 26, 2021)

4.4	Form of Preferred Unit Certificate of Brookfield Property Preferred L.P. (filed as Exhibit 99.6 to the Registration Statement on May 27, 2021)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 26, 2021	BROOKFIELD PROPERTY PREFERRED L.P., by its general partner, BROOKFIELD PROPERTY L.P., by its managing general partner, BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

	By:	/s/ Jane Sheere

		Name:	Jane Sheere
		Title:	Secretary

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

	By:	/s/ Jane Sheere

		Name:	Jane Sheere
		Title:	Secretary

BROOKFIELD PROPERTY L.P., by its managing general partner, BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED

	By:	/s/ Jane Sheere

		Name:	Jane Sheere
		Title:	Secretary

BROOKFIELD BPY HOLDINGS INC.

	By:	/s/ Valerie Tso

		Name:	Valerie Tso
		Title:	Assistant Secretary

BROOKFIELD BPY RETAIL HOLDINGS II INC.

	By:	/s/ Valerie Tso

		Name:	Valerie Tso
		Title:	Assistant Secretary

BPY BERMUDA HOLDINGS LIMITED

By:	/s/ Jane Sheere

	Name:	Jane Sheere
	Title:	Secretary

BPY BERMUDA HOLDINGS II LIMITED

By:	/s/ Jane Sheere

	Name:	Jane Sheere
	Title:	Secretary

BPY BERMUDA HOLDINGS IV LIMITED

By:	/s/ Jane Sheere

	Name:	Jane Sheere
	Title:	Secretary

BPY BERMUDA HOLDINGS V LIMITED

By:	/s/ Jane Sheere

	Name:	Jane Sheere
	Title:	Secretary

BPY BERMUDA HOLDINGS VI LIMITED

By:	/s/ Jane Sheere

	Name:	Jane Sheere
	Title:	Secretary